UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2023

Invitae Corporation
(Exact name of the registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or other jurisdiction of	(Commission	(I.R.S. employer
incorporation or organization)	File Number)	identification number)
1400 16th Street, San Francisco, California 94103
(Address of principal executive offices, including zip code)
(415) 374-7782
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	NVTA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 26, 2023, the Board of Directors (the “Board”) of Invitae Corporation (the “Company”) appointed William H. Osborne to serve as a member of the Board. Mr. Osborne was designated a Class II director and will stand for re-election at the Company’s 2024 annual meeting of stockholders. Mr. Osborne will serve as a member of the audit committee of the Board. In connection with Mr. Osborne’s appointment to the Board, Mr. Osborne entered into the Company’s standard form of indemnification agreement.
As a non-employee director, Mr. Osborne will receive compensation as described under the heading “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 21, 2022.
Mr. Osborne has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 30, 2023

INVITAE CORPORATION

By:	/s/ Thomas R. Brida
Name:	Thomas R. Brida
Title:	General Counsel